Exhibit 10.148

FOURTH AMENDMENT TO LEASE

This agreement is made as of this 6th day of August, 2007 by and between Kingfisher, LLC, (hereinafter the “Landlord”) and Mechanical Technology Incorporated (hereinafter the “Tenant”).

PRELIMINARY STATEMENT

The Landlord and Tenant entered into a lease (The “Lease”) dated April 2, 2001, and amended by First Amendment to Lease dated March 13, 2005, Second Amendment to Lease dated December 12, 2005 and Third Amendment to Lease dated August 7, 2006, for certain Premises at 431 New Karner Road, Albany, New York, consisting of 23,511 Net Usable Square Feet. Tenant desires to extend the current lease term for an additional 2 years.

Accordingly, the parties agree to amend and modify the Lease as hereinafter set forth:

1.	The current Lease Term shall be extended to expire December 31, 2009.

2.	The date by which Tenant must exercise its option to renew the Lease, as per Section 25.17, shall be June 30, 2009.

3.

Base Rent, as per Section 3.02 of the Lease and Base Rent for Additional Premises of the First Amendment to Lease, shall be $10.50 per Gross Leaseable Square Foot for the period beginning January 1, 2008 and ending December 31, 2009.

Except as modified herby, all terms and conditions of the Lease are hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Modification to Lease as of the day and year first above written.

Landlord: KINGFISHER, LLC		Tenant: MECHANICAL TECHNOLOGY INCORPORATED
By:	/S/ Edward L. Hoe, Jr.	By:	/S/ Peng K. Lim
	Edward L. Hoe, Jr. Member Manager		Peng K. Lim Chief Executive Officer